Exhibit 99.1

NDC Plaza

Atlanta, GA 30329-2010

404-728-2000

For Immediate Release

NDCHealth Announces Additional SEC Request

for Information in Informal Inquiry

ATLANTA, October 13, 2004 – As NDCHealth Corporation (NYSE: NDC) has previously disclosed, the Atlanta District Office of the Securities and Exchange Commission (SEC) is conducting an informal inquiry into certain of the company’s accounting practices. The SEC has requested additional information pertaining to the company’s accounting for software development costs. NDCHealth is cooperating fully with the SEC inquiry and will be providing the requested information.

About NDCHealth

NDCHealth is uniquely positioned in healthcare as a leading provider of point-of-care systems, electronic connectivity and information solutions to pharmacies, hospitals, physicians, pharmaceutical manufacturers and payers.

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Contact:

Robert Borchert

VP, Investor Relations

404-728-2906

robert.borchert@ndchealth.com